EXHIBIT 31.02

CERTIFICATION OF CFO – PURSUANT TO

SECURITIES EXCHANGE ACT RULE 13a – 14(a)/15d – 14(a),

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Ronald J. Domanico, Vice President and Chief Financial Officer, certify that:

1.	I have reviewed this amended annual report on Form 10-K/A of Caraustar;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Caraustar as of, and for, the periods presented in this report;

By:	/s/ Ronald J. Domanico
Vice President and Chief Financial Officer

Date: January 14, 2005